INVESTMENT AGREEMENT

INVESTMENT AGREEMENT (this “Agreement”) made and entered into effective as of August 29, 2011, by and between NORTH AMERICAN GOLD CORP., with a notice address at North American Gold's address is: Two International Finance Centre, Level 19 Two International Finance Centre, 8 Finance Street, Central Hong Kong (hereinafter, the “Subscriber”), and LONE STAR GOLD, INC., a Nevada corporation, with a notice address at 6565 Americas Parkway NE, Suite 200, Albuquerque, New Mexico 87110 (hereinafter, the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, Subscriber shall invest up to Fifteen Million Dollars ($15,000,000) to purchase the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), upon the Company’s election as noted below;

NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Subscriber hereby agree as follows:

ARTICLE 1 – DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“Agreement” shall mean this Investment Agreement.

“Banking Day” shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of Nevada or other day on which banking institutions are authorized or obligated to close in Nevada.

“Closing Date” shall have the meaning given to such term in Section 2.4 below.

“Completion Date” shall mean August 31, 2013.

 “Consent” shall mean any permit, license, approval, consent, order, right, certificate, judgment, writ, injunction, award, determination, direction, decree, authorization, franchise, privilege, grant, waiver, exemption and other concession or bylaw, rule or regulation;

“Dollar” or “$” shall mean the currency of the United States of America.

“Open Period” shall mean the period beginning on the date of this Agreement and ending on the Completion Date.

“Principal Market” shall mean any NASDAQ stock market (www.nasdaq.com), the OTC Bulletin Board (www.otcbb.com), or any other source of stock quotes as agreed to in writing by the parties from time to time.

“Put Amount” shall mean the aggregate amount payable by Subscriber for Shares to be sold in connection with a particular Put exercised by the Company, which amount shall be equal to the product of (x) the number of Shares to be sold upon the Closing of such Put, and (y) the Share Price for those Shares.

“Put Notice” shall mean a written notice in the form attached hereto as Exhibit A, sent to Subscriber by the Company as notice of its exercise of a Put pursuant to the terms of this Agreement.

“Put Notice Date” shall mean, with respect to a particular Put, the Trading Day immediately preceding the day on which the Company sends a Put Notice to Subscriber for such Put, as set forth on such Put Notice. No Put Notice may be sent on a day that is not a Trading Day, and any Put Notice sent on a day that is not a Trading Day shall be deemed to have been sent on the first Trading Day preceding the date on which it was actually sent by the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Share” shall mean a share of Common Stock.

“Share Price” as used for a particular Put shall mean a price equal to ninety percent (90%) of the VWAP of the Common Stock for the twenty (20) Trading Days immediately preceding the Put Notice Date for the Put Notice related to such Put.

“Trading Day” shall mean a day on which the Principal Market is open for business; provided, that if the Common Stock is not listed on a Principal Market or admitted for trading or quotation, then it shall mean a Banking Day.

“VWAP” shall mean the volume weighted average of the closing price of the Common Stock over a stated period of Trading Days, as quoted on the Principal Market; provided, that (x) if the Common Stock is at any time no longer quoted on a Principal Market, then the VWAP may be calculated according to a formula or method as agreed upon in writing by the Company and Subscriber to determine the fair market value of the Common Stock, and (y) if the Company and Subscriber have not agreed in writing upon such a formula or method, then the Company may not deliver any Put Notice unless and until there is such an agreement or the Common Stock is thereafter quoted on a Principal Market.

ARTICLE 2  PURCHASE AND SALE OF COMMON STOCK

Section 2.1. Purchase and Sale of Common Stock. Subject to the terms and conditions set forth herein, during the Open Period the Company may issue and sell to Subscriber, and Subscriber shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of Fifteen Million Dollars ($15,000,000), in accordance with the provisions of this Article 2.

Section 2.2. Delivery of Put Notices. The Company shall have the option, exercisable in its sole discretion and subject to the terms and conditions of this Agreement (the “Put”), to deliver a Put Notice to Subscriber at any time during the Open Period.  Any such Put Notice shall state the number of Shares the Company intends to sell to Subscriber, along with the applicable Share Price and Put Amount for the Shares subject to such Put, all of which shall be calculated by the Company in accordance with this Agreement.  Upon delivery of such a Put Notice, Subscriber shall be obligated to purchase the number of Shares stated in such Put Notice on the terms stated therein and according to the terms of this Agreement. The Put Notice shall be in the form attached hereto as Exhibit A, which is incorporated herein by reference.  Each Put set forth in a separate Put Notice shall be for an aggregate Put Amount that is in an integral multiple of One Hundred Thousand Dollars ($100,000); provided, that if the Share Price for any Put would result in a fractional number of Shares using an otherwise qualifying Put Amount, then the number of Shares shall be reduced to the next lowest whole number of Shares, and the total Put Amount for that particular Put shall be adjusted accordingly without being deemed in violation of the requirements of this Section.  The Company shall send wire transfer instructions to Subscriber for each Put Notice.  Subscriber shall sign each Put Notice and deliver it back to the Company, after adding an eligible Closing Date in accordance with Section 2.3, at least three (3) Trading Days prior to the Closing Date chosen by Subscriber.

Section 2.3. Mechanics of Purchase of Shares by Subscriber.  The purchase by Subscriber of Shares subject to a particular Put (a “Closing”) shall occur on a date chosen by Subscriber and set forth in the executed Put Notice (the “Closing Date”).  The Closing Date chosen by Subscriber for a particular Put shall be no later than ten (10) Trading Days following the applicable Put Notice Date.  If Subscriber fails to return a counter-signed copy of a Put Notice that includes an eligible Closing Date within seven (7) Trading Days following the Put Notice Date, then the Closing Date for the Put subject to such Put Notice will be the tenth (10th) Trading Day after the applicable Put Option Date; provided, that if Subscriber sends a written notice to the Company within such seven Trading Day period stating that Subscriber does not intend to close the Put because of negative market conditions affecting the Common Stock,  then there will be no Closing with respect to such Put Notice.  The delivery of written notice from Subscriber indicating that negative market conditions exist will not affect the right of the Company to deliver subsequent Put Notices as contemplated in this Agreement.  On or before the applicable Closing Date for a particular Put, Subscriber shall deliver to the Company the Put Amount to be paid for the Shares subject to such Put, according to the wire transfer instructions provided by the Company.  At each Closing, and effective as of the Closing Date, the Company shall be deemed to make the representations set forth in Section 3.1 of this Agreement, and Subscriber shall be deemed to make the representations set forth in Section 3.2 of this Agreement.

Section 2.4. Equity Issuance.  The Company shall issue (or cause its registrar and transfer agent to issue), within ten (10) Trading Days following the date on which the Company receives the Purchase Price for any Put under this Agreement, the number of Shares subject to such Put and purchased at the Share Price, as set forth in the Put Notice for such Put.

Section 2.5. Regulation S Exemption.  The Company has not registered the offer or sale of the Shares under the Securities Act, and it proposes to sell the Shares to Subscriber in reliance upon an exemption under the provisions of Regulation S of the Securities Act.  Accordingly, Subscriber agrees that (i) Subscriber will not transfer or sell the Shares, except (A) in accordance with the provisions of Regulation S of the Securities Act, (B) pursuant to registration under the Securities Act, or (C) pursuant to an available exemption from registration under the Securities Act; (ii) the Company will not register any transfer of the Shares that is not made (A) in accordance with the provisions of Regulation S of the Securities Act, (B) pursuant to registration under the Securities Act, or (C) pursuant to an available exemption from registration; (iii) Subscriber has no right to require the Company to register the sale or the resale of the Shares under the Securities Act; and (iv) Subscriber will not engage in hedging transactions involving the Common Stock, except in compliance with the Securities Act.

Section 2.6  Use of Proceeds. The Company shall use the net proceeds from any Put to fund operating expenses, working capital and general corporate activities related to the exploration and development of gold and silver mining concessions for the “La Candelaria” property, which are held by the Company and/or a subsidiary of the Company.

ARTICLE 3  REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Subscriber that the following are true as of the date hereof and as of each Closing Date:

(a)
Organization and Corporate Power. The Company has been duly incorporated and organized and is validly subsisting and in good standing under the laws of its jurisdiction and has full corporate right, power and authority to enter into and perform its obligations under this Agreement and has full corporate right, power and authority to own and operate its properties and to carry on its business.

(b)
Conflict with Other Instruments. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations thereunder, do not and will not: (i) conflict with or result in a breach of any of the terms, conditions or provisions of: (A) the Charter Documents of the Company; (B) any law applicable to or binding on the Company; or (C) any contractual restriction binding on or affecting the Company or its properties the breach of which would have a material adverse effect on the Company; or (ii) result in, or require or permit: (A) the imposition of any lien on or with respect to the properties now owned or hereafter acquired by the Company; or (B) the acceleration of the maturity of any debt of the Company, under any contractual provision binding on or affecting the Company.

(c)
Consents, Official Body Approvals. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary action on the part of the Company, and no Consent under any applicable law and no registration, qualification, designation, declaration or filing with any official body having jurisdiction over the Company is or was necessary therefore.  The Company has taken all necessary action to authorize the issuance of the Shares on the terms and conditions of this Agreement.  The Company possesses all Consents, in full force and effect, under any applicable law, which are necessary in connection with the operation of its business, the nonpossession of which could reasonably be expected to have a material adverse effect on the Company.

(d)
Execution of Binding Obligation. This Agreement has been duly executed and delivered by the Company and, when duly executed by the Company and delivered for value, this Agreement will constitute legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with its terms.

(e)
No Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, after due inquiry, threatened against or affecting the Company (nor, to the knowledge of the Company, after due inquiry, any basis therefor) before any official body having jurisdiction over the Company which purport to or do challenge the validity or propriety of the transactions contemplated by this Agreement, which if adversely determined could reasonably be expected to have a material adverse effect on the Company.

(f)
Absence of Changes. Since the date of the financial statements most recently filed by the Company with the United States Securities and Exchange Commission (the “SEC”), the Company has carried on its business, operations and affairs only in the ordinary and normal course consistent with past practice.

Section 3.2.  Representations and Warranties of Subscriber.  Subscriber represents and warrants to, and agrees with, the Company that the following are true as of the date hereof and as of each Closing Date:

(a)
Organization and Corporate Power. Subscriber has been duly incorporated and organized and is validly subsisting and in good standing under the laws of its jurisdiction and has full corporate right, power and authority to enter into and perform its obligations under this Agreement and has full corporate right, power and authority to own and operate its properties and to carry on its business.  Subscriber was not formed for the purpose of acquiring the Shares.

(b)
Consents, Official Body Approvals. The execution and delivery of this Agreement and the performance by Subscriber of its obligations hereunder have been duly authorized by all necessary action on the part of Subscriber, and no Consent under any applicable law and no registration, qualification, designation, declaration or filing with any official body having jurisdiction over Subscriber is or was necessary therefor. Subscriber possesses all Consents, in full force and effect, under any applicable law, which are necessary in connection with the operation of its business, the nonpossession of which could reasonably be expected to have a material adverse effect on Subscriber.

(c)
Execution of Binding Obligation. This Agreement has been duly executed and delivered by Subscriber and, when duly executed by Subscriber and delivered for value, this Agreement will constitute legal, valid and binding obligations of Subscriber, enforceable against Subscriber, in accordance with its terms.

(d)
Trading Activities. Subscriber’s trading activities with respect to the Common Stock has been and shall continue to be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of any Principal Market on which the Common Stock is listed or traded.  Neither Subscriber nor its affiliates has an open short position in the Common Stock of the Company and Subscriber shall not and will cause its affiliates not to engage in any short sale as defined in any applicable SEC or FINRA rules on any hedging transactions with respect to the Common Stock. Without limiting the foregoing, Subscriber agrees not to engage in any naked short transactions (or an offsetting long position) during the Commitment Period.

(e)
Brokers.  No broker or finder has acted for Subscriber in connection with this Agreement or the transactions contemplated thereby, and no broker or finder is entitled to any brokerage or finder’s fees or other commission in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of Subscriber.

(f)	Investment Representations. Subscriber further represents and warrants as follows:

(i)           Subscriber is purchasing the Shares for investment purposes and not with a present view to, or for sale in connection with, a distribution thereof within the meaning of the Securities Act or reselling or otherwise disposing of all or any portion of the Shares.  Subscriber does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.  Subscriber has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Shares.  Subscriber is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Shares.  Subscriber understands that it may not be able to sell or otherwise dispose of the Shares, and accordingly it might need to bear the economic risk of this investment indefinitely.

(ii)           The representations, warranties and covenants of Subscriber herein are made with the intent that they be relied upon by the Company in determining the eligibility of a purchaser of the Shares, and Subscriber agrees to indemnify the Company and its respective trustees, affiliates, shareholders, directors, officers, partners, employees, advisors and agents against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof.  Subscriber undertakes to immediately notify the Company at in writing of any change in any statement or other information relating to Subscriber set forth herein.  Subscriber agrees to timely make all filings required to be made by it under the Securities Act or any other applicable laws.

(iii)           Subscriber has read, reviewed and relied solely on the publicly available information concerning the Company and any independent investigation made by it and its representatives, if any, and has been furnished all documents relating to the Company that Subscriber requested from the Company and has evaluated the risks and merits associated with an investment in the Shares to its satisfaction.  Subscriber has been afforded the opportunity to ask questions of the Company’s representatives concerning the Company in making the decision to purchase and acquire the Shares, and such questions have been answered to its satisfaction. Subscriber acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Shares, other than as contained in this Agreement, and if given or made, any such other information or representation has not been relied upon as having been authorized by the Company.

(iv)           Subscriber understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(v)           Subscriber is capable of evaluating the merits and risks of an investment in the Shares.

(vi)           Subscriber understands that the sales of the Shares by the Company under this Agreement have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of federal and state securities laws.  Subscriber covenants and agrees that it shall not transfer any of the Shares in a transaction that is not registered under the Securities Act, unless an exemption from registration and qualification requirements is available under the Securities Act and applicable state securities laws and the Company has received an opinion of counsel satisfactory to it stating that such registration and qualification is not required.  Subscriber understands that certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act, together with any other legends reasonably required by counsel for the Company:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.  HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(vii)           Subscriber is not a “U.S. person” as defined in Regulation S of the Securities Act and is not acquiring the Shares for the account or benefit of any U.S. person.  Subscriber acknowledges that Subscriber was not in the Shareed States at the time the offer to purchase the Shares was received.  Subscriber acknowledges that the Shares are “restricted securities” within the meaning of the Securities Act and will be issued to Subscriber in accordance with Regulation S of the Securities Act.

(viii)           Subscriber has relied completely on the advice of, or has consulted with, its own tax, investment, legal or other advisors and has not relied on the Company, or any of its officers, directors, attorneys, accountants, representatives, agents, advisors for any advice.  Subscriber has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including: (a) the legal requirements within its jurisdiction for the purchase of the Shares; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; (d) the income tax and other tax consequences, if any, that may be relevant to an investment in the Shares; and (e) any restrictions on transfer applicable to any disposition of the Shares imposed by the jurisdiction in which Subscriber is resident.

(ix)           Subscriber understands and acknowledges that an investment in the Shares involves a high degree of risk. Subscriber acknowledges that it has the ability to bear the economic risk of its investment pursuant to this Agreement.  Subscriber acknowledges that it is possible that Subscriber may incur a total loss of its investment. Subscriber has adequate means of providing for Subscriber’s current needs and possible contingencies and does not have a need for liquidity of this investment.

(x)           None of the Shares were offered to Subscriber through, and Subscriber is not aware of, any form of general solicitation or general advertising with respect to this Agreement and the transactions contemplated hereby, including, without limitation: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or via the Internet, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Subscriber further understands that the Company is relying in part on this representation to ensure compliance with the Securities Act.

ARTICLE 4  COVENANTS OF THE COMPANY

Section 4.1. Affirmative Covenants. Until the Completion Date, the Company shall:

(a)	Compliance with Laws, etc. Comply with all applicable laws, rules and ordinances, in any case where the noncompliance with same could have a material adverse effect on the Company;

(b)
Payment of Taxes and Claims. Pay and discharge before the same shall become delinquent: (i) all taxes and assessments; and (ii) all lawful claims which, if unpaid, might become a lien upon or in respect of the Company’s assets or properties;

(c)
Maintain Title. Maintain and, as soon as reasonably practicable, defend and take, all action necessary or advisable at any time, and from time to time, to maintain, defend, exercise or renew its right, title and interest in and to all of its property and assets; and

(d)
Further Assurances. At its cost and expense, upon request by Subscriber, duly execute and deliver, or cause to be duly executed and delivered, to Subscriber, such further instruments and do and cause to be done such other acts as may be necessary or proper in the reasonable opinion of Subscriber to carry out more effectually the provisions and purposes of this Agreement.

ARTICLE 5  MISCELLANEOUS

Section 5.1. Notices, etc. All notices, requests, demands, directions and communications by one party to the other shall be sent by hand delivery or registered mail or fax, and shall be effective when hand delivered or when delivered by the relevant postal service or when faxed and confirmed, as the case may be. All such notices shall be addressed to the President of the notified party at its address given on the signature page of this Agreement, or in accordance with any unrevoked written direction from such party to the other party.

Section 5.2. No Waiver; Remedies. No failure on the part of Subscriber or the Company to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law.
Section 5.3. Entire Agreement; Successors and Assigns.                                                                                                This Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.  This Agreement shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.  The Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Subscriber, which consent may be arbitrarily withheld. Subscriber may not sell, transfer, assign, participate, syndicate or negotiate to one or more third parties, in whole or in part, the Commitment and its rights under this Agreement, without the prior written consent of the Company, which consent may not be arbitrarily withheld.  The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

Section 5.4. Severability. If one or more provisions of this Agreement be or become invalid, or unenforceable in whole or in part in any jurisdiction, the validity of the remaining provisions of this Agreement shall not be affected. The parties hereto undertake to replace any such invalid provision without delay with a valid provision which as nearly as possible duplicates the economic intent of the invalid provision.

Section 5.5. Headings.  The headings used in this Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Section 5.6  Counterparts. This Agreement may be executed in counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE COMPANY LONE STAR GOLD, INC.

By:	/s/ Dan M. Ferris
Dan M. Ferris, President

Address for Notice:
6565 Americas Parkway NE, Suite 200 Albuquerque, New Mexico 87110

SUBSCRIBER NORTH AMERICAN GOLD CORP.

By:	/s/ A. Ratsaphong, Director
A. Ratsaphong, Director

Address for Notice:
Two International Finance Centre Level 19 Two International Finance Centre 8 Finance Street Central Hong Kong

EXHIBIT A

PUT NOTICE

[____________], 201__

NORTH AMERICAN GOLD CORP.
[______________]
[______________]
[______________]
Attn: [______________]

RE:
Investment Agreement made and entered into effective as of August _______, 2011 (the “Agreement”), by and between LONE STAR GOLD, INC., a Nevada corporation (the “Company”), and NORTH AMERICAN GOLD CORP., a corporation organized under the laws of [___________] (“Investor”).  All capitalized terms below shall have the meaning given to them in the Agreement.

This is to inform you that as of today, the Company, hereby elects to exercise a Put and to require Investor to purchase the Shares described below as of the Closing Date, in accordance with the terms of the Agreement.  Accordingly, at the applicable Closing Date, the Company will issue and sell shares to Investor, as Subscriber, according to the following terms:

Put Amount:

Put Notice Date:

Share Price:

Shares to be sold:

Remaining Commitment under the Agreement:

LONE STAR GOLD, INC.

By:
Its:

Subscriber hereby acknowledges receipt of this Notice and chooses the Closing Date set forth below, in accordance with the terms of the Agreement.

Closing Date:

NORTH AMERICAN GOLD CORP.

By:
Its: